EXHIBIT 4

REORGANIZATION AGREEMENT

	This Reorganization Agreement is made and entered into this 31st day of December, 2001, between and among Alpha Generation, Inc., a Texas corporation, which is refereed to hereing as the "Company", Trinidad corporation, a Colorado corporation, which is referred to herein as Trinidad, and the persons identified in Exhibit A attached hereto, who are the beneficial owners of 100% of the issued and outstanding equity securites of "Trinidad (the "Shareholders").

	WHEREAS, the Shareholders own, and have the unrestricted right to sell, Transfer and convey, one hundred (100%) of the issued and outstanding Stock of Trinidad, and

	WHEREAS, the company wishes to acquare one hundred percent (100%) of the issued and outstanding stock of Trinidad in exchange for authorized but unissued shares of Common Stock of the Company, and

	WHEREAS, the Shareholders of the Company have previously approved, subject only to the closing of the Reorganization Agreement, a one for one issuance of Company Shares whih has positioned the Company to complete the transactions contemplated by this Agreement, and

	WHEREAS, the Shareholders have agreed to contribute one hundred percent of the issued and outstanding stock of Trinidad Corporation to the Company in exchange for authorized but unissued Common Stock of the Company, and

	WHEREAS, the Company and the shareholders wish to formalize the above mentioned Agreement and thereafter accomplish such exchange on the terms and conditions set forth herein.

	NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these presents do hereby agere as follows:

1. REPRESENATIONS AND WARRANTIES BY THE SHAREHOLDERS AND TRINIDAD. We hereby jointly and severally make the following express Representations and Warranties to the Company:

	A) TRINIDAD is a corporation duly organized under the laws of the State of Colorado, has the corporate power to own its property and carry on its business in the State of Colorado. Certified copies of Trinidad's Certificate of Incorporation and By-laws have heretofore been furnished to the Company by Trinidad and for the Shareholders, and all such copies are true, complete and correct copies of the Original Certificate of Incorporation and By-laws, including all amendments thereto.

	B) Trinidad has the complete authority to issue a total of 100,000,000 Shares of No-Par common Stock, of which 6,420,473 shares have been validly issued, are now outstanding and are held of record by the Shareholders identified in Exhibit A, Schedule A-1.

	C) The Shareholders will have full power and authority to exchange the 6,420,473 shares of Common Stock whicha re held by them upon the terms and conditions provided for in this Agreement, and said shares will have been duly and validly issued and free and clear of any lien or any other encumbrance on the Closing Date specified herein.

	D) The unaudited November 1, 2001, Financial Statements of Trinidad which have been compiled by Clyde Bailey, CPA, and are attached as an Exhibit hereto, constitute substantially true and correct statements of the financial condition of Trinidad's Assets and Liabilities as of such date. Except as described in the notes to such financial statements, Trinidad has not:
	1)issued any additional shares of its capital stock, or any options to acquire such stock, to any person
	2)paid or declared any dividens or distribution of capital, surplus, or profits with respect to any of it issued and outstanding capital stock,
	3)paid or agreed to pay any consideration is redemption of any of its issued and outstanding shares of capital stock,
	4)entered into any other transaction or agreements which would, or might materially impair the shareholders equity of Trinidad reflected in such financial statements.

	E) Since November 1, 2001, Trinidad has not engaged in any material transactions other than transactions in the normal course of its business which would, or might, materially impair the shareholders equity of Trinidad as reflected in the financial statements herein attached.

	F) Trinidad is not involved in any pending or threatened litigation which would or might materially affect its financial condition, and which has not been:
	1)provided for in the financial statements attached as an exhibit,
	2)disclosed to the Company in writing.

	G) Trinidad has good and marketable title to all the property and assets shown in its balance sheet free and clear of any and all liens, encumbrances, or restrictions, except for:
	1)the liens, encumbrances, and restrictions set forth in its balance sheet and the notes thereto,
	2)taxes and assessments which may become due and payable after the date of this Agreement, and
	3)easements or other minor restrictions with respect to its property which do not materially affect the present use of such property.

	H) There are no unpaid assessments or proposed assessments of Federal Income taxes pending against Trinidad. All liabilites for Federal and State income or franchise taxes, as shown on the tax returns filed or to be filed by Trinidad have been paid or the liability therefore has been provided for in the attached balance sheet, and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued.

	I) Trinidad and the Shareholders further represent and warrant that all of the representations and waranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date, and shall survive the closing for a period of six(6) months from the Closing Date, except to the warranties and representations set forth in subsection (e) hereof which shall survive for a period of three (3) years from the Closing Date.

2)REPRESENTATIONS AND WARRANTIES BY THE COMPANY
	The Company hereby makes the following express representations and warranties to Trinidad and its shareholders:

	a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the corporate power to own its properties and carry on its business as is now being conducted. Certified copies of the Company's Certificate of Incorporation and By-Laws have heretofore been furnished to Trinidad and/or the shareholders of the company, and all such copies are true, and correct, and complete copies of the original Certificate of Incorporation and By-Laws including all amendments Thereto.

	b)The Company has the corporate authority to issue a total of 50,000,000 shares of no-par value Common Stok, of which 6,420,473 shares are presently issued and outstanding. The beneficial owners of such shares, as reflected on the records of the Company, are identified in Exhibit D to this Agreement.

	c)The unaudited November 1, 2001 Balance Sheet of the Company which is attached hereto as Exhibit E, constitutes a substantially true and correct statement of the financial condition of the Company and the Company's assets, liabilities, and income of such date. Since the date of such Balance Sheet, the Company has not
	(1) issued any addiitional shares of its Common Stock, or any options to acquire such stock, to any person.
	(2) paid or declared any dividends or distributions of capital, surplus, or profits, with respect to any of its issued and outstanding shares of Common Stock,
	(3) paid or agreed to pay any consideration in redemption of any
	    of its issued and outstanding shares of Common Stock, or
	(4) entered into any other transaction or agreement which would,
	    or might, impair the sahreholder's equity of the Company as reflected in such Balance Sheet.

	d)The Company has the corporate power and authority to execute and perform all of its duties and obligations under the terms of this Agreement and to issue and deliver to the Shareholders, the shares of Common Stock that are required to be issued and delivered under the terms of the Agreement.

	e)The execution and delivery of this Agreement and the issuance of Common Stock required to be issued hereunder will have been duly authorized by all necessary corporate action, and neither the execution nor delivery of this Agreement nor the issuance of Common Stock, nor the performance, observance, nor compliance with the terms and provisions of the Agreement will violate any provision of law, any order of any court, or other governmental agency, the Certificate of Incorporation or By-Laws of the Company or any indenture agreement or other instrument to which the Company is a party, or by which it is bound, or by which any of its property is bound.

	f)The Company is not i nvolved in any pending or threatened litigation which would, or might materially affect its financial condition and which has not been
	(1) provided for in the financial statements attached hereto as Exhibit E, or
	(2) disclosed to the Trinidad shareholders in writing

	g)There are not unpaid assessments or proposed assessments of Federal income taxes pending againt the Company. All liabilities for Federal and State income or franchise taxes as shown on the Tax Returns filed, or to be filed, by the Company, have been paid or the liability therefore has been provided for in the attached Balance Sheet and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued.

	h)The shares of Common Stock which will be delivered to the Shareholders pursuant to the terms and conditions of this Agreement will, on delivery in accordance witht he terms thereof, be duly authorized, validly issued and fully paid and non-assissible.

	The Company further represents and warrants that all of the representations and warranties set forth above are ture as of the date of this Agreement, shall be true at the Closing Date, and shall survive the closing for a period of six(6)months from the Closing Date.

3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company shall be subject to the following Conditions:

	a) The Company shall not have discovered any material error, misstatement, or omission in ay of the representations and warranties made by Trinidad or the Shareholders herein and all of the terms and conditions of this Agreement to be
	   performed and complied with have been performed and complied with.
	b) there shall have been no substantial adverse changes in the financial
	   condition, business or operations of Trinidad from November 1, 2001
	   until the closing date, except for changes resulting from operations in the usual and ordinary course of the business, and between such dates no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion earthquake, flood, accident, strike, lockout, combination of the workmen, taking over any such assets by and governmental authorities, riot, activities of the Armed Forces, or any Acts of God, or of the public enemies.
	c) There shall have been no substantial adverse changes in the financial condition, busines or operations of the Company, except for changes resulting from these operations in the usual ordinary course of the business, and no business and assets of the Company shall have been materially affected as the result of any fire, explosion, earthquake, flood, accident, strike,lockout, combination of the workmen, taking over of any such assets by governmental authorities, riot, activities or armed forces, or Acts of God, or of the public enemies.
	d) The Company shall have received the opinion of Richard W. Markle, Legal Counsel for Trinidad, to the affect that:
	   1) Trinidad is a corporationduly organized under the laws of Colorado and has the power and authority to own its properties and to carry on its business in the State of Colorado as of the Closing Date.
	   2) Trinidad's outstanding Common Stock is validly issued, fully paid, and nonassessable, and
	   3) that this Agreement has been duly executed and delivered by Trinidad and the Sahreholders and constitutes a legal and binding obligation of the Shareholders enforceable in accordance with its terms.

CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS,
The obligations of the Shareholders hereunder are subject to the following conditions:
	a) The Shareholders shall not have discovered any material error or mistatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

	b) There shall have been no substantial adverse changes in the financial condition, business or operations of the Company, Except for changes resulting from those operations in the usual ordinary course of business, and no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strick, lockout, combination of the workmen, taking over of any such assets by any governmental agencies, riot, activities of armed forces, or Acts of God, or of the public enemies.

	c) The Sharehodlers shall have received the opinion of Warren Hancock, legal counsel for the Company, to the effect that:

	   1)the Company is a Texas coporation, duly organized and validly existing under the laws of the State of Texas and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding o bligation of the Company enforceable in a ccordance with its terms:

	   2)the Common Stock which is to be delivered to the Shareholders pursuant to the terms of this Agreement has been validly issued, is fully paid and non-assessable.

4.CLOSING DATE
The final closing of this Agreement shall take place in Houston, Texas, on the 31st. day of December, 2001, or at such other reasonable time and place as the parties here shall agree.

5.EXCHANGE OF SECURITIES,
subject to the terms and conditions set forth herein, and at the time of the closing referred to in Section 4 hereof:

	a) the Company will issue and delivery, or cause to be issued and delivered to the Sahreholders identified in Schedules A-1 and A-2 of Exhibit A, certificates evidencing the ownership of 6,420,473 shares of the authorized but unissued shares of the Company's $0.001 par value Common Stock, and concurrently therewith the Shareholders identified in Schedules A-1 and A-2 of Exhibit A shall directly, or through their agent, deliver, or cause to be delivered to the Company, certificates evidencing the owndership of 6,420,473 shares of the issued and outstanding capital stock of Trinidad, duly endorsed to the Company and

	b) the Company will issue and deliver, or cause to be issued and delivered, to the Shareholders identified in Schedule A-3 of Exhibit A, a total of 6,420.473 shares of the Company's authorized but unissued shares of the Company's no-par value Common stock, concurrently therewith the Shareholders identified in Schedule A-3 of Exhibit A, shall directly, or through their agent, deliver or cuase to be delivered to the Company 6,420.473 shares of the capital stock of Trinidad, endoresed to the Company.

6. ACTIONS AT THE CLOSING.
At the final closing of this Agreement, the Company and the Shareholders will each deliver, or cause to be delivered to the other, the shares of stock to be exchanged in accordance with Section 5 of this Agreement, and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and delivery of their own securities. All
Stock certificates shall be in the name of the party to which the same are deliverable. In addition to the above mentioned exchange of certificates, the following transactionswill take place at the final closing.

	The Company will deliver to the Shareholders and Trinidad:

A) Duly certified copes of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement:

B) A certificate executed by a principal office of the Company, atteting to the fact that all of the foregoing representations and warranies of the Company are true and correct as of the Closing Date, and that all of the conditions and obligations of the Shareholders which are to be performed by the Company have been performed as of the Closing Date: and

C) The Shareholders of Trinidad will deliver to the Company
	1)the opinion of Richard W. Markle, Counsel for Trinidad, as provided for in the Section 3(c) hereof:

	2)A certificate by a Principal Officer of Trinidad that each of the representations and warranties of the Shareholders and Trinidad are true and correct as of the Closing Date, and tht all of the conditions to the obligations of the Company which are to be performed by Trinidad and the Shareholders have been Performed as of the Closing Date:

	3)CONDUCT OF BUSINESS, Between the date hereof and the Closing Date, Trinidad will conduct the business in the same manner in which it has heretofore been conducted and the Shareholders will net permit Trinidad to enter into any Contract, other than the ordinary course of business or delegate or make any distribution in the nature of a dividend or return of capital to the Shareholders of Trinidad without first obtaining written consent of the Company.

	4) BOARD OF DIRECTORS. Immediately prior to the closing, the Board of Directors of the Company shall have a meeting at which all of the present Directors of the Company, shall resign, and they shall elect as members of the Company's Board of Directors, in accordance with the By-Laws of the Company, such individuals as the Directors of Trinidad shall delegate to the Company in writing.

	6) FUTURE REGISTRATION. The Shareholders understand that because the
	   common Stock has not been registered under the Act of any State,
	   that they must hold the Stock indefinitely, and cannot dispose
	   of any; or all of the Common STock unless such common Stock is
	   subsequently registered under the Act and any applicable State
	   Act, or exemptions from registration are available.  The
	   Shareholders acknowledge and understand that they have no independent
	   right to acquire the Company to register the shares of Common Stock.
	   The Shareholders further understand that the company may, as a condition
	   to the transfer of any of the Common Stock, require that the request
	   for transfer be accompanied by an opinion of counsel, inform
	   and substance satisfactory to the Company, provided at such Shareholder's
	   expense, to the effect taht the proposed transfer does nto result in
	   violation of the Act of any applicable State Act, unless such transfer
	   is covered by an effective registration statement under the Act and is
	   in compliance with all applicable State Acts.

	7) TRANSFERABILITY.  All shares of the Common Stock which are issued to the
	   Shareholders pursuant to the terms of the Agreement shall be restricted
	   securities within the meaning of Regulation D of the Act.  The Company
	   shall issue stop transfer instructions to the Transfer Agent for
	   its Common Stock with respect to the Stock and shall place the following
	   legend on the certificates representing such stock:

		"The shares represented by this certificate have been acquired
	    	 pursuant to a transaction effected in reliance upon an exemption under the securities Act of 1933, as amended (the Act) and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be Sold or otherwise transferred in the absence of such registration or applicable Exemption therefrom under the Act or any applicable state securities act.

	8) ACCES TO INFORMAATION. Concurrently herewith, the Company has delivered
	   to the Sahreholders correct and complete copies of all documents and
	   records requested by the Shareholders.  In Addition, the Shareholders
	   have had the opportunity to ask questions of, and receive answers from
	   officers and directors of the Company, and persons acting on its behalf
	   concerning the terms and conditions of the Agreement, and has received
	   sufficient information relating to the Company to enable them to make
	   an informed decision with respect to the acquisition of the Common Stock.

	9) NO SOLICITATION. At no time were the Shareholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general adertising in connection with its acquisition of the Common Stock.

	10) EXPENSES. The Sharehodlers, Trinidad and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated: provided tath Trinidad may pay the reasonable fees and expenses of the Shareholders Counsel and its Accountants, the proposed transactions contemplated hereby, as well as travel and Lodging expenses of the officers related to the negotiation of the Agreement, up tp a maximum of $10,000.
	    The Shareholders shall pay all other fees and expenses incurred by them or by Trinidad by reason of this Agreement and the proposed transactions contemplated hereby.

	11) FINDERS. The Shareholders and Trinidad shall indemnify and hold the
	Company harmless against and with respect to all claims or brokerage or
	other commissions relative to this agreement or the transactins contemplated
	hereby,	based in any agreements, arrangements, or understandings claimed to
	have been made by the Company with any third party.  The Company shall
	indemnify and hold the Shareholders and Trinidad harmless against and with
	respect to all claims for brokerage or other commissions relative to this
	Agreement or the transactions contemplated hereby, baed in any agreements,
	arrangements or understandings relative to this Agreement or the transactions
	contemplated hereby, based in any agreements, understandings claimed to have
	been made by the Company with any third party.  Each party to this Agreement
	represents and warrants to each other party that it has not dealt with and does
	not know of any person, firm or	corporation asserting a brokerage, finders',
	or similar claim in connection with the negotiation of this Agreement or the
	transactions contemplated hereby.

	12) ATTORNEY'S FEES. In the event of anyt litigation among the parties related
	to this Agreement, the prevailing party shall be entitles to reasonable
	attorneys'fees and cost to be fixed by the court, said fees to include appeal
	and collection of judgment.

	a) This Agreement shall be controlled, construed and enforced in accordance
	   with the laws of the State of Texas
	b) This Agreement shall not be assignalbe by either party without prior
	   written consent of the other.
	c) All paragraph headings herein are inserted for convenience only.  this
	   Agreement may be executed in several counterparts, each which shall
	   be deemed an original, which together shall consitute one and the
	   same instrument.
	d) This Agreement sets forth the entire understanding between the parties.
	   There are not terms, conditions, warranties, or representations other
	   than those contained herein and no amendments hereto shall be valid
	   unless made in writing and signed by the parties hereto.
	e) This Agreement shall be binding upon and shall inure to the benefit of the
	   heirs, executors, and assisgns of the Shareholders and Trinidad and
	   upon the heirs, assigns of the Company.
	f) All notices, requests, instructions, or other documents to be given
	   hereunder shall be in writing and sent by Registered Mail.

		IF TO THE SHAREHOLDERS OR TRINIDAD:
		TRINIDAD CORPORAITON
		6363 SAN FELIPE, STE. 105
 		HOUSTON, TEXAS 77057
		ATTN: RICHARD W. MARKLE, ATTY AT LAW

		IF TO THE COMPANY:
		ALPHA GENERATION, INC.
		1218 AUTREY, STE, 2
		HOUSTON, TEXAS 77006

	IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

	signed by:
	/s/ _____________________
	William A. Little, III President	signed by: /s/ ______________________
	Trinidad Corporation			               William  A. Little III
								Attorney in Fact

	attest:
	/s/_____________________________
	 M.A. Ecclestone, Secy-Treas.
	 Trinidad Corporation



	SHAREHOLDERS IDENTIFIED IN EXHIBIT "A" ATTACHED HERETO:

	signed by:
	/s/ ______________________________
	    Donald E. West, President
	    Alpha Generation, Inc.

	attest:
	/s/ ______________________
	    M.A. Ecclestone, Secretary
	    Alpha Generation, Inc.